Exhibit 10.1

SECOND AMENDMENT
TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 30, 2014 and is entered into by and among CNO FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), JPMORGAN CHASE BANK, N.A., (“JPM”), as Agent (“Agent”), the Required Lenders signatory hereto, and, solely for purposes of Section IV hereof, the SUBSIDIARY GUARANTORS listed on the signature pages hereto, and is made with reference to that certain CREDIT AGREEMENT, dated as of September 28, 2012 (as amended by that First Amendment to Credit Agreement, dated as of May 20, 2013, and as amended through the date hereof, the “Credit Agreement”), by and among the Company, the Required Lenders, and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
WHEREAS, the Company has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
WHEREAS, subject to certain conditions set forth herein, the Lenders party hereto are willing to agree to such amendment relating to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1.01: Definitions.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition:

“CLIC Sale” means the sale of all of the equity interests of Conseco Life Insurance Company by CDOC, Inc. to Wilton Reassurance Company, pursuant to that certain Stock Purchase Agreement, dated as of March 2, 2014, by and between the Company and Wilton Reassurance Company, as in effect on the date hereof, subject to such changes, amendments, waivers and other modifications thereto which are not materially adverse to the Agent or the Lenders; provided that such sale is consummated no later than November 5, 2014.

1.2	Amendments to Section 7.03: Disposition of Assets.

Section 7.03(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(n) the Designated Asset Sale and the CLIC Sale; and”

SECTION II.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A. Execution. The Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Company, each Guarantor, the Required Lenders and the Agent.

B. Fees. The Agent shall have received, for benefit of each Lender that has executed and delivered its signature page to this Amendment on or prior to 4:00 p.m. (New York time) on May 28, 2014, a non-refundable fee in immediately available funds, in an amount equal to 0.05% of the aggregate outstanding principal amount of Term Loans and Revolving Exposure held by such Lender immediately prior to the Second Amendment Effective Date. The Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or any other Loan Document.

C. Necessary Consents. The Company shall have obtained all material governmental authorizations and third party approvals (or arrangements reasonably satisfactory to the Agent in lieu of such approvals) necessary in connection with the transactions contemplated by this Amendment, in each case except for such authorizations and approvals as would not be reasonably likely to have a Material Adverse Effect.

SECTION III.	REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Lender party hereto that the following statements are true and correct in all material respects:
A. Corporate Power and Authority. The transactions contemplated to be carried out hereby by the Company and each Obligor are within each of their respective corporate or other organizational powers. The transactions contemplated to be carried out hereby by the Company and each Obligor (including the execution, delivery and performance by the Company and each Obligor of this Amendment and the Credit Agreement as amended by this Amendment (the “Amended Agreement”)) have been duly authorized by all necessary corporate or other organizational action of the Company and such Obligor, and do not and will not (a) contravene the terms of any of the Company’s and any of the Obligor‘s Organization Documents; (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien (other than the Transaction Liens and the Liens securing the Senior Secured Notes) under, any document evidencing any material Contractual Obligation to which the Company or any Obligor is a party; or (c) violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which the Company, any Obligor or any of their property is subject, except to the extent that such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

B. Government Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the transactions contemplated to be carried out hereby by the Company and each Obligor (including the execution, delivery or performance by, or enforcement against, the Company and each Obligor of each Loan Document to which it is a party), except such as have been obtained and are in full force and effect.

C. Binding Effect. This Amendment has been duly executed and delivered by the Company and each other Obligor party hereto and constitutes a legal, valid and binding obligation of the Company or such Obligor, as the case may be, in each case enforceable against the Company or such Obligor, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

D. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of such earlier date).

E. Absence of Default. No Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date or immediately after giving effect to the transactions contemplated by this Amendment.

SECTION IV.	ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).
Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of such earlier date).
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V.	MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. It is understood and agreed that this Amendment is a Loan Document.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Release of Liens. In accordance with Section 7.03 of the Credit Agreement and upon consummation of the CLIC Sale, the Lenders hereby authorize the Agent to automatically release its Lien on all of the Capital Stock and assets of Conseco Life Insurance Company and deliver to the Company, upon the Company’s request and at the Company’s expense, such documentation as necessary to evidence the release of the Agent’s security interests in the Capital Stock and assets of Conseco Life Insurance Company, including terminations of Uniform Commercial Code financing statements, the return of stock certificates and the release of Conseco Life Insurance Company in its entirety from all of its obligations under the Loan Documents; provided that the Company shall have provided to the Agent such certificates evidencing compliance with the Loan Documents as the Agent shall reasonably request.

C. Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

D. Severability; Applicable Law; Waiver of Jury Trial. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Section 10.13 (Severability) of the Credit Agreement, Section 10.15 (Governing Law; Jurisdiction; Consent to Service of Process of the Credit Agreement and Section 10.16 (WAIVER OF JURY TRIAL) of the Credit Agreement shall apply mutatis mutandis to this Amendment as if fully set forth herein.

E. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart hereof.

F. Entire Agreement. This Amendment, together with any engagement documents and any separate agreements with respect to fees payable to financial institutions in connection herewith, embodies the entire agreement and understanding among the Company, the Required Lenders and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

CNO FINANCIAL GROUP, INC.

By:	/s/ Erik M. Helding
Name: Erik M. Helding
Title: Senior Vice President,
Treasury and Investor Relations

[CNO Financial Group, Inc. - Signature Page to Second Amendment]

GUARANTORS :

CNO SERVICES, LLC

By:	/s/ Erik M. Helding
Name: Erik M. Helding
Title: Senior Vice President,
Treasury and Investor Relations

AMERICAN LIFE AND CASUALTY
MARKETING DIVISION CO.
CDOC, INC.
CNO MANAGEMENT SERVICES
COMPANY
40|86 ADVISORS, INC.
40|86 MORTGAGE CAPITAL, INC.
K.F. AGENCY, INC.
PERFORMANCE MATTERS
ASSOCIATES OF TEXAS, INC.

By:	/s/ Erik M. Helding
Name: Erik M. Helding
Title: Senior Vice President and Treasurer

[CNO Financial Group, Inc. - Signature Page to Second Amendment]

Required Lender signature pages on file with the Agent and the Company.

ACKNOWLEDGED AND ACCEPTED:

JPMORGAN CHASE BANK, N.A.,
as Agent

By:	/s/ Melvin Jackson
Authorized Signatory
Melvin Jackson
Executive Director

[CNO Financial Group, Inc. - Signature Page to Second Amendment]